Agreement number.: GEE24-018 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. SUPPLEMENT AGREEMENT NO. 1 TO THE [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT (DOMESTIC) This Supplemental Agreement No.1 to the Manufacturing and Vehicle Supply Agreement (agreement no.: GEE23-015) (“Supplement”) is made on 1 January 2024 (“Effective Date”) by and between: (1) Polestar Automotive China Distribution Co., Ltd., Reg. No. 91510112MA6D05KT88, a limited liability company incorporated under the laws of PRC (the “Buyer” or “Polestar”) (2) Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., Reg. No. 91330201MA2CHD0427, a limited liability company incorporated under the laws of People's Republic of China (“Plant”); and (3) Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory, Reg. No. 913302015638837911, a limited liability company incorporated under the laws of People's Republic of China (the “Catalogue Company”); and The Plant and the Catalogue Company are referred to individually and collectively as the “Supplier”. The Plant and the Catalogue Company are referred to individually and collectively as a “Party” on the one hand (save that the specific entity should be determined based on the context hereunder) and the Buyer as a “Party” on the other hand, and jointly as the “Parties”. BACKGROUND A. The Parties have entered into the P417 Manufacturing and Vehicle Supply Agreement (domestic) (Agreement No.: GEE23-015) (the “Agreement”) B. The Parties now wish to make certain amendments and supplements to the Original Agreement to the extent set out below. C. Now therefore the Parties hereby agree as follows:

Agreement number.: GEE24-018 1. SCOPE OF SUPPLEMENT 1.1. The Agreement will be deemed supplemented and amended to the extent herein provided and will, except as specifically supplemented and amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Supplement and the Agreement, the provisions of this Supplement shall prevail. Any definitions used in this Supplement shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 2. SUPPLEMENTS AND AMENDMENTS 2.1. Appendix 1 attached to this Amendment shall be added to the Agreement as a new Appendix 6 [***]. 2.2. Appendix 2 attached to this Amendment shall be added to the Agreement as a new Appendix 7 [***]. 2.3. Appendix 1 to the Agreement shall be replaced its entirety by Appendix 3 attached to this Supplement. 3. GENERAL PROVISIONS 3.1. This Supplemental Agreement shall be an integral part of the Agreement. All provisions of the Agreement, except to the extent as expressly amended in this Supplement Agreement, shall remain unaffected and in full force and effect. The validity of this Supplement is therefore dependent upon the validity of the Agreement Unless the context requires otherwise, the terms defined in the Agreement shall have the same meaning in this Supplemental Agreement. 3.2. No amendment of this Supplement will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Supplement. 3.3. The Clause 26 (Governing law) and Clause 27 (Dispute Resolution) of the Original Agreement shall apply to this Supplemental Agreement as if it had been set out in full herein mutatis mutandis. 3.4. This Supplemental Agreement shall become effective from the Effective Date and shall remain in effect until the expiration or termination of the Original Agreement. 3.5. This Supplemental Agreement shall be executed in five (5) originals, of which Buyer shall keep one (1) and Supplier shall keep four (4). [execution page]

Agreement number.: GEE24-018 POLESTAR AUTOMOTIVE CHINA NINGBO HANGZHOU BAY GEELY DISTRIBUTION CO., LTD. AUTOMOTIVE PARTS CO., LTD. By: /Ellie Wu By: /Zhao Chunlin Printed Name: Ellie Wu Printed Name: Zhao Chunlin Title: Legal Signatory Title: VP Date: 2024.9.26 Date: 2024.10.01 By: By: Printed Name: Printed Name: Title: Title: Date: Date: ZHEJIANG GEELY AUTOMOBILE CO., LTD. NINGBO HANGZHOU BAY FACTORY By: / Zhao Chunlin By: Printed Name: Zhao Chunlin Printed Name: Title: VP Title: Date: 2024.10.01 Date:

APPENDIX 1 TO SUPPLEMENT AGREEMENT GEE24-018 APPENDIX 6 [***]

Agreement no.: GEEGEE24-018 TEMPLATE VERSION 191016 1 APPENDIX 2 SUPPLEMENT AGREEMENT TO THE [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT APPENDIX 7 [***]

Agreement no.: GEE24-018 APPENDIX 3 SUPPLEMENT AGREEMENT TO THE [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT APPENDIX 1 PRICING PRINCIPLES AND PROCEDURES [***]